UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 26, 2014 (February 25, 2014)

Aircastle Limited

(Exact name of registrant as specified in its charter)

Bermuda	001-32959	98-0444035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Aircastle Advisor LLC, 300 First Stamford Place, Stamford, Connecticut	06902
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 504-1020

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02 Results of Operations and Financial Condition.

On February 25, 2014, Aircastle Limited announced financial results for its fourth quarter and full year 2013 as described in the press release furnished hereto as Exhibit 99.1, which is incorporated herein by reference.

The information furnished pursuant to this Current Report on Form 8-K, including the exhibit hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, unless expressly set forth as being incorporated by reference into such filing.

Section 8 –Other Events

Item 8.01 Other Events.

On February 25, 2014, the Company issued a press release, attached hereto and incorporated herein by reference as Exhibit 99.2, announcing that certain subsidiaries of the Company agreed to acquire eight Boeing 777-300ER aircraft, of which four were manufactured in 2012 (each a “2012 Aircraft” and collectively the “2012 Aircraft”) and four were manufactured in 2008 (each a “2008 Aircraft” and collectively the “2008 Aircraft” and, together with the 2012 Aircraft, the “Aircraft”) from affiliates of LATAM Airlines Group S.A. (the “Lessee”) for a total purchase price of approximately $900 million.

Purchase Agreements

Each of the 2012 Aircraft will be purchased pursuant to a Purchase Agreement (each a “Purchase Agreement” and together the “Purchase Agreements”), between Wells Fargo Bank Northwest, N.A., as owner trustee (for purposes of each Purchase Agreement, a “Buyer”), in trust for Aircastle Investment Holdings 2 Limited, a wholly owned indirect subsidiary of the Company, and the Lessee. Aircastle Holding Corporation Limited (“AHCL”), a wholly owned subsidiary of the Company, will guarantee the obligations of the Buyer under each Purchase Agreement. Prior to the execution of the Purchase Agreements, there were no material relationships between the Company and the Lessee.

Each Aircraft Purchase Agreement provides that the Lessee will procure that an affiliate of the Lessee will sell and deliver the relevant Aircraft to the applicable Buyer (for each Aircraft, its “Delivery”) on an “as-is, where-is” basis. Either party may terminate its obligations under the relevant Purchase Agreement if the related Aircraft suffers a total loss or any damage beyond a certain threshold after the pre-delivery inspection by the Buyer but prior to Delivery, or if the Delivery fails to occur prior to April 30, 2014.

Delivery of each 2012 Aircraft is anticipated, subject to customary closing conditions, to occur in March 2014.

Lease Agreements

As a condition to the purchase of the 2012 Aircraft pursuant to each Aircraft Purchase Agreement, each Buyer and the Lessee have also entered into an Aircraft Lease Agreement (each a “Lease Agreement”). Each Lease Agreement provides that the applicable Buyer (for the purposes of each Lease Agreement, a “Lessor”) will lease the relevant Aircraft to the Lessee for a term ending on a date, specified for such Aircraft, between November 2018 and September 2019.

Under each Lease Agreement, rentals are required to be paid monthly in advance, in U.S. dollars. Aircastle believes that the rentals to be paid under each Lease represent market lease rates for the Aircraft based on the other parameters of the transaction. Return compensation payments are required to be paid by Lessor or Lessee, as applicable, for certain components based on utilization at the end of the lease term. Each Lessor will also agree to reimburse the Lessee for certain airworthiness directive and similar compliance costs for the relevant Aircraft during the lease term.

Under each Lease Agreement, the Lessee makes a number of customary covenants, including that it will ensure that maintenance is performed on the relevant Aircraft and that the relevant Aircraft is insured for casualty loss, that it provides liability insurance for the benefit of the relevant Lessor and certain related parties, and that the relevant Aircraft remains free of liens (subject to customary exceptions). Each Lease Agreements provides to the Lessee the right to “wet lease” or sublease the relevant Aircraft, provided that agreed standards are satisfied, including the right to sublease the relevant Aircraft to certain affiliates of the Lessee without the Lessor’s consent. The obligations of the Lessee under each Lease are required to be secured by commitment fees or letters of credit. The Lessee also has agreed to indemnify the Lessor and certain related parties for liabilities arising out of or associated with the Aircraft and for certain tax liabilities, in each case subject to customary exclusions. Each Lease also provides a listing of customary events of default and specifies the remedies that the relevant Lessor may exercise if any such event of default occurs and is continuing, including termination of the lease and repossession of the relevant Aircraft.

AHCL will guarantee the obligations of the Lessor under each Lease Agreement. The Lease Agreements contain customary representations and warranties and are subject to customary closing conditions. Each Lease Agreement will terminate automatically if the Purchase Agreement related thereto is terminated for any reason.

Framework Deed

With respect to the 2008 Aircraft, AHCL and the Lessee have entered into a Framework Deed (the “Framework Deed”). Under the Framework Deed, subject to the Lessee’s ability to make arrangements for the prepayment and unwind of its existing financing with respect to the 2008 Aircraft, the Lessee will give AHCL six months’ notice of the delivery date for each 2008 Aircraft, which will occur on or prior to July 1, 2015. Following such notice, the Lessee (or an affiliate of the Lessee whose obligations are guaranteed by the Lessee) and a wholly owned subsidiary of the Company will enter into a purchase agreement and lease agreement for such Aircraft, in the forms attached to the Framework Deed, which are substantially similar to the forms of Lease Agreements and Purchase Agreement for the 2012 Aircraft. The lease term for each 2008 Aircraft will end on a date, specified for such Aircraft, between September 2017 and March 2018.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1 Press Release dated February 25, 2014 which is being furnished hereto pursuant to Item 2.02.

99.2 Press Release dated February 25, 2014 which is being furnished hereto pursuant to Item 8.01.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRCASTLE LIMITED (Registrant)

/s/ David Walton
David Walton
General Counsel, Chief Operating Officer and Secretary

Date: February 26, 2014

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated February 25, 2014

99.2	Press Release dated February 25, 2014

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